Kara Smith
Investor Relations Manager
P: 615.269.8175
News Release
HEALTHCARE REALTY TRUST REPORTS RESULTS FOR THE THIRD QUARTER

NASHVILLE, Tennessee, November 3, 2021 - Healthcare Realty Trust Incorporated (NYSE:HR) today announced results for the third quarter ended September 30, 2021. The Company reported a net loss of $2.1 million, or $0.02 per diluted common share, for the quarter ended September 30, 2021. Normalized FFO for the three months ended September 30, 2021 totaled $62.4 million, or $0.43 per diluted common share.
Salient quarterly highlights include:
•Normalized FFO per share totaled $0.43, an increase of 6.4% from $0.41 in the third quarter of 2020.
•Same store cash NOI for the third quarter increased 1.8% over the third quarter of 2020. For the trailing twelve months ended September 30, 2021, same store cash NOI grew 2.1%.
•Predictive growth measures in the same store portfolio include:
◦Average in-place rent increases of 2.91%
◦Future annual contractual increases of 3.0% for leases commencing in the quarter
◦Weighted average cash leasing spreads of 3.0% on 360,000 square feet renewed:
▪6% (<0% spread)
▪12% (0-3%)
▪62% (3-4%)
▪20% (>4%)
◦Tenant retention of 84.2%
•Portfolio leasing activity in the third quarter totaled 626,000 square feet related to 179 leases:
◦395,000 square feet of renewals
◦231,000 square feet of new and expansion leases
•During the third quarter, the Company acquired ten medical office buildings in eight transactions for $164.6 million totaling 532,000 square feet. Subsequent to the end of the third quarter, the Company acquired one 57,000 square foot medical office building for $23.0 million.
◦In Denver, the Company acquired five buildings for $113.7 million totaling 400,000 square feet. The Company now owns eighteen properties in the Denver market.
▪Three buildings totaling 260,000 square feet for $70.4 million on AA rated AdventHealth's Porter Adventist Hospital campus, operated by Centura Health.
▪An 84,000 square foot property for $20.3 million on AA rated AdventHealth’s Parker Adventist Hospital campus, operated by Centura Health.
▪An off campus 57,000 square foot property for $23.0 million leased to a diverse mix of tenants. The investment was made through the TIAA joint venture.
◦In Colorado Springs, the Company acquired two buildings for $42.5 million totaling 93,000 square feet. The Company now owns eight properties in the Colorado Springs market.

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▪A 70,000 square foot building for $33.4 million on BBB+ rated CommonSpirit Health's Penrose Hospital, operated by Centura Health.
▪An off campus 24,000 square foot property for $9.1 million, which included a three-acre land parcel for future development. The building is anchored by Centura Health and is located near the Penrose Hospital campus. The investment was made through the TIAA joint venture.
◦In Raleigh, the Company acquired two buildings for $15.8 million totaling 47,000 square feet. The Company now owns four properties in the Raleigh market.
▪A 29,000 square foot building for $10.0 million adjacent to A2 rated WakeMed Cary Hospital.
▪An 18,000 square foot property for $5.8 million, less than one mile from WakeMed Cary Hospital.
◦In Birmingham, a 30,000 square foot building for $9.3 million adjacent to publicly traded Community Health System’s flagship Grandview Medical Center. The Company now owns two buildings in the Birmingham market.
◦In Greensboro, an 18,000 square foot building for $6.4 million adjacent to AA- rated Cone Health's Alamance Regional Medical Center. The Company now owns eight buildings in the Greensboro market.
•Year-to-date, the Company has acquired twenty-six buildings in twenty-one transactions totaling 1.3 million square feet for $481.1 million at a weighted average cap rate of 5.3%. Of this, the Company's joint venture partner, TIAA, has funded $61.6 million in seven buildings.
•Year-to-date, the Company has sold twelve medical office buildings totaling 642,282 square feet for $127.9 million at a weighted average cap rate of 4.1%.
•During the third quarter, the Company settled 2.0 million shares through its forward equity program, generating $61.3 million in net proceeds.
◦The Company currently has approximately 3.7 million shares to be settled through forward equity contracts and expects gross proceeds of approximately $115.9 million, before cost of borrowing under the forward contracts.
•As of September 30, 2021, the Company had cash of $16.0 million and $609.5 million available on its revolver.
•Net debt to adjusted EBITDA was 5.3 times at the end of the quarter.
•A dividend of $0.3025 per share was paid during the quarter, which equaled 90.6% of FAD. Year to date, dividends paid equaled 87.0% of FAD.
•A dividend of $0.3025 per share is payable on November 30, 2021 for stockholders of record on November 15, 2021.
•On October 25, 2021, the Company released its third annual Corporate Responsibility Report. The Company also participated in the 2021 GRESB Assessment and was recognized as a Green Star rated entity.

Healthcare Realty Trust is a real estate investment trust that integrates owning, managing, financing and developing income-producing real estate properties associated primarily with the delivery of outpatient healthcare services throughout the United States. As of September 30, 2021, the Company was invested in 245 real estate properties in 24 states totaling 17.4 million square feet and had an enterprise value of approximately

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$6.1 billion, defined as equity market capitalization plus the principal amount of debt less cash. The Company provided leasing and property management services to 13.8 million square feet nationwide.

Additional information regarding the Company, including this quarter's operations, can be found at www.healthcarerealty.com. Please contact the Company at 615.269.8175 to request a printed copy of this information.

In addition to the historical information contained within, the matters discussed in this press release may contain forward-looking statements that involve risks and uncertainties. These risks are discussed in filings with the Securities and Exchange Commission by Healthcare Realty Trust, including its Annual Report on Form 10-K for the year ended December 31, 2020 under the heading "Risk Factors," and other risks described from time to time thereafter in the Company's SEC filings. Forward-looking statements represent the Company's judgment as of the date of this release. The Company disclaims any obligation to update forward-looking statements. A reconciliation of all non-GAAP financial measures in this release is included herein.

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Consolidated Balance Sheets [1]
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

ASSETS
	SEPTEMBER 30, 2021	DECEMBER 31, 2020
Real estate properties
Land	$375,342	$362,695
Buildings, improvements and lease intangibles	4,383,314	4,220,297
Personal property	11,555	11,195
Investment in financing receivable, net	104,806	—
Construction in progress	1,546	—
Land held for development	27,232	27,226
Total real estate properties	4,903,795	4,621,413
Less accumulated depreciation and amortization	(1,322,577)	(1,239,224)
Total real estate properties, net	3,581,218	3,382,189
Cash and cash equivalents	16,000	15,303
Assets held for sale, net	13,603	20,646
Operating lease right-of-use assets	128,945	125,198
Financing lease right-of-use assets	20,760	19,667
Investments in unconsolidated joint ventures	122,345	73,137
Other assets, net	186,328	176,120
Total assets	$4,069,199	$3,812,260

LIABILITIES AND STOCKHOLDERS' EQUITY
	SEPTEMBER 30, 2021	DECEMBER 31, 2020
Liabilities
Notes and bonds payable	$1,691,433	$1,602,769
Accounts payable and accrued liabilities	79,381	81,174
Liabilities of properties held for sale	766	1,216
Operating lease liabilities	95,913	92,273
Financing lease liabilities	20,460	18,837
Other liabilities	65,913	67,615
Total liabilities	1,953,866	1,863,884
Commitments and contingencies
Stockholders' equity
Preferred stock, $.01 par value; 50,000 shares authorized; none issued and outstanding	—	—
Common stock, $.01 par value; 300,000 shares authorized; 147,542 and 139,487 shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively	1,475	1,395
Additional paid-in capital	3,882,572	3,635,341
Accumulated other comprehensive loss	(12,413)	(17,832)
Cumulative net income attributable to common stockholders	1,244,551	1,199,499
Cumulative dividends	(3,000,852)	(2,870,027)
Total stockholders' equity	2,115,333	1,948,376
Total liabilities and stockholders' equity	$4,069,199	$3,812,260

1The Consolidated Balance Sheets do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

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Consolidated Statements of Income [1]
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
	2021	2020	2021	2020
Revenues
Rental income	$131,746	$123,384	$388,620	$368,385
Interest from financing receivable, net	1,917	—	2,426	—
Other operating	2,969	1,868	7,347	5,364
	136,632	125,252	398,393	373,749
Expenses
Property operating	55,518	50,171	159,241	146,305
General and administrative	8,207	7,299	25,251	23,498
Acquisition and pursuit costs	974	440	2,388	1,621
Depreciation and amortization	50,999	47,143	150,904	142,331
	115,698	105,053	337,784	313,755
Other income (expense)
Gain on sales of real estate assets	1,186	2,177	41,046	70,395
Interest expense	(13,334)	(14,154)	(39,857)	(42,556)
Impairment of real estate assets	(10,669)	—	(16,581)	—
Equity loss from unconsolidated joint ventures	(183)	(66)	(404)	(194)
Interest and other income (expense), net	—	74	239	419
	(23,000)	(11,969)	(15,557)	28,064
Net Income (loss)	($2,066)	$8,230	$45,052	$88,058

Basic earnings per common share - Net income	($0.02)	$0.06	$0.31	$0.65
Diluted earnings per common share - Net income	($0.02)	$0.06	$0.31	$0.65

Weighted average common shares outstanding - basic	143,818	134,309	141,521	133,662
Weighted average common shares outstanding - diluted	143,818	134,357	141,613	133,736

1The Consolidated Statements of Income do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

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Reconciliation of FFO, Normalized FFO and FAD
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA - UNAUDITED

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
	2021	2020	2021	2020
Net income (loss)	($2,066)	$8,230	$45,052	$88,058
Gain on sales of real estate assets	(1,186)	(2,177)	(41,046)	(70,395)
Impairment of real estate asset	10,669	—	16,581	—
Real estate depreciation and amortization	52,390	48,215	154,899	145,324
Proportionate share of unconsolidated joint venture adjustments	1,558	80	3,726	240
Funds from operations (FFO)	$61,365	$54,348	$179,212	$163,227
Acquisition and pursuit costs [1]	974	440	2,388	1,621
Lease intangible amortization	48	(35)	(30)	694
Forfeited earnest money received	—	—	(500)	—
Debt financing costs	—	—	283	—
Proportionate share of unconsolidated joint ventures	54	—	136	—
Normalized FFO	$62,441	$54,753	$181,489	$165,542
Non-real estate depreciation and amortization	586	785	1,900	2,430
Non-cash interest amortization [2]	720	934	2,511	2,715
Provision for bad debt, net	25	(144)	3	718
Straight-line rent income, net	(1,171)	(543)	(3,459)	(1,600)
Stock-based compensation	2,538	2,445	8,183	7,449
Proportionate share of unconsolidated joint venture	(341)	8	(1,051)	23
Normalized FFO adjusted for non-cash items	64,798	58,238	189,576	177,277
2nd generation TI	(6,219)	(5,323)	(16,156)	(17,368)
Leasing commissions paid	(4,531)	(1,999)	(9,528)	(7,081)
Capital additions	(5,443)	(4,580)	(13,539)	(12,827)
Maintenance cap ex	(16,193)	(11,902)	(39,223)	(37,276)
Funds available for distribution (FAD)	$48,605	$46,336	$150,353	$140,001
FFO per common share - diluted	$0.42	$0.40	$1.26	$1.21
Normalized FFO per common share - diluted	$0.43	$0.41	$1.27	$1.23
FFO weighted average common shares outstanding - diluted [3]	144,807	135,159	142,488	134,537

1Acquisition and pursuit costs include third party and travel costs related to the pursuit of acquisitions and developments.
2Includes the amortization of deferred financing costs and discounts and premiums.
3The Company utilizes the treasury stock method which includes the dilutive effect of nonvested share-based awards outstanding of 911,594 and 874,189, respectively for the three and nine months ended September 30, 2021.

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Reconciliation of Non-GAAP Measures
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA - UNAUDITED

Management considers funds from operations ("FFO"), FFO per share, normalized FFO, normalized FFO per share, funds available for distribution ("FAD") to be useful non-GAAP measures of the Company's operating performance. A non-GAAP financial measure is generally defined as one that purports to measure historical financial performance, financial position or cash flows, but excludes or includes amounts that would not be so adjusted in the most comparable measure determined in accordance with GAAP. Set forth below are descriptions of the non-GAAP financial measures management considers relevant to the Company's business and useful to investors.

The non-GAAP financial measures presented herein are not necessarily identical to those presented by other real estate companies due to the fact that not all real estate companies use the same definitions. These measures should not be considered as alternatives to net income (determined in accordance with GAAP), as indicators of the Company's financial performance, or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of the Company's liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of the Company's needs.

FFO and FFO per share are operating performance measures adopted by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”). NAREIT defines FFO as “net income (computed in accordance with GAAP) excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity.” The Company defines Normalized FFO as FFO excluding acquisition-related expenses, lease intangible amortization and other normalizing items that are unusual and infrequent in nature. FAD is presented by adding to Normalized FFO non-real estate depreciation and amortization, deferred financing fees amortization, share-based compensation expense and provision for bad debts, net; and subtracting maintenance capital expenditures, including second generation tenant improvements and leasing commissions paid and straight-line rent income, net of expense. The Company's definition of these terms may not be comparable to that of other real estate companies as they may have different methodologies for computing these amounts. FFO, Normalized FFO and FAD do not represent cash generated from operating activities determined in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs. FFO, Normalized FFO and FAD should not be considered an alternative to net income as an indicator of the Company’s operating performance or as an alternative to cash flow as a measure of liquidity. FFO, Normalized FFO and FAD should be reviewed in connection with GAAP financial measures.

Management believes FFO, FFO per share, Normalized FFO, Normalized FFO per share, and FAD provide an understanding of the operating performance of the Company’s properties without giving effect to certain significant non-cash items, including depreciation and amortization expense. Historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time. However, real estate values instead have historically risen or fallen with market conditions. The Company believes that by excluding the effect of depreciation, amortization, gains or losses from sales of real estate, and other normalizing items that are unusual and infrequent, FFO, FFO per share, Normalized FFO, Normalized FFO per share and FAD can facilitate comparisons of operating performance between periods. The Company reports these measures because they have been observed by management to be the predominant measures used by the REIT industry and by industry analysts to evaluate REITs and because these measures are consistently reported, discussed, and compared by research analysts in their notes and publications about REITs.

Cash NOI and Same Store Cash NOI are key performance indicators. Management considers these to be supplemental measures that allow investors, analysts and Company management to measure unlevered property-level operating results. The Company defines Cash NOI as rental income and less property operating expenses. Cash NOI excludes non-cash items such as above and below market lease intangibles, straight-line rent, lease inducements, lease termination fees, tenant improvement amortization and leasing commission amortization. Cash NOI is historical and not necessarily indicative of future results.

Same Store Cash NOI compares Cash NOI for stabilized properties. Stabilized properties are properties that have been included in operations for the duration of the year-over-year comparison period presented and include redevelopment projects of existing same store properties. Accordingly, stabilized properties exclude properties that were recently acquired or disposed of, properties classified as held for sale, reposition properties and newly developed properties. The Company utilizes the reposition classification for properties experiencing a shift in strategic direction. Such a shift can occur for a variety of reasons, including a substantial change in the use of the asset, a change in strategy or closure of a neighboring hospital, or significant property damage. Such properties may require enhanced management, leasing, capital needs or a disposition strategy that differs from the rest of the portfolio. To identify properties exhibiting these reposition characteristics, the Company applies the following Company-defined criteria:

•Properties having less than 60% occupancy that is expected to last at least two quarters;
•Properties that experience a loss of occupancy over 30% in a single quarter; or
•Properties with negative net operating income that is expected to last at least two quarters.

Any recently acquired property will be included in the same store pool once the Company has owned the property for eight full quarters. Newly developed properties will be included in the same store pool eight full quarters after substantial completion. Any additional square footage created by redevelopment projects at a same store property is included in the same store pool immediately upon completion. Any property included in the reposition property group will be included in the same store analysis once occupancy has increased to 60% or greater with positive net operating income and has remained at that level for eight full quarters.

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